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                                                                   Exhibit 10(b)



                                    AGREEMENT
                                    ---------


         THIS AGREEMENT is made this 11th day of July, 2001 by and between R.G. Barry Corporation, an Ohio corporation whose principal offices are located at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147 ("Barry") and S. Goldberg & Co., Inc., a New Jersey corporation whose principal offices are located at 20 East Broadway, Hackensack, New Jersey 07601 ("Goldberg").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Goldberg and Barry are manufacturers of footwear products; and

         WHEREAS, Barry would benefit from the immediate acceleration of tariff elimination (the "Accelerated NAFTA Tariff Elimination") under the North American Free Trade Agreement ("NAFTA") for slipper-type footwear classified under the HTS Subheadings 6404.19.35, 6404.19.50 and 6404.19.70 (the
"Footwear"); and

         WHEREAS, Barry has requested Goldberg's support for the Accelerated NAFTA Tariff Elimination; and

         WHEREAS, Goldberg is willing to support the Accelerated NAFTA Tariff Elimination and will cooperate in Barry's efforts to seek such accelerated tariff elimination so long as Barry provides financial assistance to Goldberg to offset certain of the anticipated costs to Goldberg resulting from an earlier-than-expected termination of tariffs on the Footwear; and

         WHEREAS, Barry is willing to provide such financial assistance to Goldberg if the Accelerated NAFTA Tariff Elimination is approved by the necessary governmental bodies under NAFTA and is fully implemented on or before April 1, 2002.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereto agree as follows:

         1. Goldberg agrees on or before July 13, 2001 to send by electronic mail transmission (with a hard copy to follow by regular United States mail) a letter, executed by its President (the "Letter"), to the United States Trade Representative stating that Goldberg supports tariff acceleration under NAFTA for footwear covered in HTS numbers 6404.19.35, 6406.19.50 and 6404.19.70. Goldberg will not withdraw the Letter, issue any other communications inconsistent with the Letter, or take any other action that is inconsistent with the Letter through April 1, 2002 unless this Agreement is extended beyond that date by agreement of the parties.

         2. If Goldberg complies with its obligations under this Agreement and the Accelerated NAFTA Tariff Elimination is approved by the necessary governmental authorities and is fully implemented on or before April 1, 2002, such that all U.S. tariffs and duties on Footwear imported from Mexico are permanently eliminated, subject to the provisions of Annex 1 to this Agreement, Barry will pay to Goldberg the total amount of U.S. $6,000,000, in sixteen



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(16) quarterly installments of $375,000 each, commencing on April 1, 2002 and continuing on the first day of each July, October, December and April thereafter until December 1, 2005 on which date the last payment shall be due; PROVIDED, HOWEVER, if the implementation of the Accelerated NAFTA Tariff Elimination occurs after January 1, 2002 and before April 2, 2002, the first of such sixteen payments shall be due on July 1, 2002 with the remaining fifteen payments being made on the first day of each October, December, April and July thereafter until April 1, 2006 on which date the last payment shall be due. All payments by Barry to Goldberg under this Agreement shall be made by wire transfer of immediately available funds to a bank account designated for that purpose by Goldberg. If the Accelerated NAFTA Tariff Elimination has not been fully implemented by April 1, 2002, this Agreement shall terminate and be null and void.

         3. Barry and Goldberg agree to the provisions of Annex 1 attached hereto and made a part hereof.

         4. Barry and Goldberg will not issue any press release or make any public statement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written consent of the other party hereto, which consent will not be unreasonably withheld, PROVIDED that Barry shall not be prohibited by this Agreement or any other agreement between the parties from issuing any such press release or making any such public statement or filing this Agreement or making any other filing with the Securities and Exchange Commission, the New York Stock Exchange or any other governmental or regulatory agency or body if such disclosure or filing is required or deemed advisable by legal counsel to Barry under applicable securities laws or any other applicable laws or regulations or the rules of the New York Stock Exchange. Barry will use its reasonable best efforts to furnish a copy of any such disclosure or filing to Goldberg for review and opportunity to comment at least five business days before it makes any such filing or disclosure required under applicable securities laws or the rules of the New York Stock Exchange or other laws or regulations, but in any event at least two business days before such filing or disclosure.

         5. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, and any other person or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Barry or Goldberg by any means, whether direct or indirect, by purchase, merger, consolidation, or otherwise.

         7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



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         8. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communications hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Barry:               R.G. Barry Corporation
                                    13405 Yarmouth Road, N.W.
                                    Pickerington, Ohio  43147
                                    Attention:  Chairman

         If to Goldberg:            S. Goldberg & Co., Inc.
                                    20 East Broadway
                                    Hackensack, New Jersey  07601
                                    Attention:  President

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         9. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

         10. Any dispute or claim arising out of or connected with or related to this Agreement, including whether such dispute or claim is arbitrable, will be settled by arbitration. The arbitration proceedings will be conducted in New York City under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the demand for arbitration is made. The decision of the arbitrators, including determination of amount of any award, will be exclusive, final and binding on the parties hereto, their successors and assigns. Each party hereto will bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses and other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties hereto. Discovery will be in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         11. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



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         12. It is a desire and intent of the parties that the terms, provisions and covenants contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision or covenant of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision or covenant shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

         IN WITNESS WHEREOF, Barry and Goldberg have executed this Agreement as of the date first above written.

                                            R.G. BARRY CORPORATION


                                            By: /s/ Gordon Zacks
                                               ---------------------------------
                                                 Gordon Zacks, Chairman


                                            S. GOLDBERG & CO., INC.


                                            By:   /s/ Bernard Leifer
                                               ---------------------------------
                                            Name: BERNARD LEIFER
                                                 -------------------------------
                                            Title: PRESIDENT
                                                  ------------------------------



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                                     ANNEX 1
                                     -------

                                  SUBORDINATION
                                  -------------

         Barry and Goldberg covenant and agree that, to the extent and in the manner hereinafter set forth herein, the obligations of Barry represented by this Agreement (the "Subordinated Obligation") are hereby expressly made subordinate and subject in right of payment to the prior payment in full of the payment of the principal of (and premium, if any) and interest and other obligations under (a) that certain Loan Agreement (the "Loan Agreement") dated as of March 12, 2001 among Barry and The Huntington National Bank ("Bank"), providing for extensions of credit to Barry, as the same may amended, modified, supplemented, extended and refinanced from time to time, (b) that certain note agreement between Barry and Metropolitan Life Insurance Company ("Metropolitan", and collectively with Bank and their respective successors, assigns, the refinancing lenders and the financial institutions described in (c) below, the "Senior Creditors") dated July 5, 1994 with respect to a $15,000,000 extension of credit, as the same may amended, modified, supplemented, extended and refinanced from time to time and (c) any future credit facility obtained by Barry from time to time with one or more financial institutions to the extent such subordination is required by such financial institution or institutions as a condition to providing the credit facility (collectively, the "Senior Indebtedness"). Under Barry's request, Goldberg will execute and deliver to Barry a reaffirmation of the subordination effected by the terms and conditions of this Annex 1 in favor of one or more Senior Creditors.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Barry or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of Barry, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Barry, then and in any such event the Senior Creditors shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the Senior Creditors, before Goldberg is entitled to receive any payment on account of the Subordinated Obligation, and to that end the Senior Creditors shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Obligation in any such case, proceeding, dissolution, liquidation or other winding-up or event.

         In the event that, notwithstanding the foregoing provisions, Goldberg shall have received any payment or distribution of assets of Senior Creditors prohibited by the foregoing paragraph of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Barry for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the Senior Creditors. For purposes hereof, the words "cash, property or securities" shall not be deemed to include shares of capital stock of Barry as reorganized or readjusted, or securities of Barry or any other corporation provided for by a plan of reorganization or readjustment which in either case are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Obligation is so subordinated as provided herein.

         In the event and during the continuation of (a) any default in the payment of principal of or interest on any Senior Indebtedness with respect thereto (unless and until such payment default shall have been cured or waived in writing by the holders of such Senior Indebtedness), or (b) any default (other than a payment default) with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof, then no payment shall be made by Barry on account of the Subordinated Obligation. Notwithstanding the foregoing, the scheduled payments on the Subordinated Obligation provided for in Paragraph 2 of the Agreement ("Scheduled Payments") may resume when the default with respect to the Senior Indebtedness is cured or waived or ceases to exist. In the event that, notwithstanding the foregoing, Barry shall make any payment to Goldberg prohibited by this paragraph, then and in such event such payment shall be held in trust for the benefit of and paid over and delivered forthwith to the Senior Creditors.

         Nothing contained herein shall prevent Barry, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company or except under the conditions described in the paragraph immediately above, from making Scheduled Payments at any time of the Subordinated Obligation.

         The subordination provisions herein are intended solely for the purpose of defining the relative rights of Goldberg on one hand and the Senior Creditors on the other hand. Nothing contained herein is intended to or shall (a) impair, as among Barry, its creditors other than the Senior Creditors and Goldberg, the obligation of Barry, which is absolute and unconditional (and which, subject to the rights under this Agreement of the Senior Creditors, is intended to rank equally with all other general obligations of Barry), to pay to Goldberg the Subordinated Obligation and the Scheduled Payments thereof under this Agreement as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Barry of Goldberg and creditors of Barry other than the Senior Creditors; or (c) prevent Goldberg from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, hereunder of the Senior Creditors to receive cash, property and securities otherwise payable or deliverable to the Senior Creditors.


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